UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PepsiCo, Inc.
(Exact name of registrant as specified in its charter)
North Carolina	13-1584302
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Anderson Hill Road Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
2.500% Senior Notes due 2022 1.750% Senior Notes due 2021 2.625% Senior Notes due 2026 0.875% Senior Notes due 2028	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: ______________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.	Description of Registrant’s Securities to Be Registered.

PepsiCo, Inc., a North Carolina corporation (the “Company”) issued its 2.500% Senior Notes due 2022, 1.750% Senior Notes due 2021, 2.625% Senior Notes due 2026 and 0.875% Senior Notes due 2028 (collectively, the “Debt Securities”) under the Indenture dated as of May 21, 2007 between the Company and The Bank of New York Mellon, as trustee, a copy of which is incorporated herein by reference to Exhibit 4.1 hereto.

2.500% Senior Notes due 2022

The descriptions under the heading “Description of Notes” relating to the Company’s 2.500% Senior Notes due 2022 in the Prospectus Supplement dated October 23, 2012 and under the heading “Description of Debt Securities” in the accompanying Prospectus dated October 13, 2011 included in the Company’s Registration Statement on Form S-3, File No. 333-177307, filed with the Securities and Exchange Commission (the “Commission”) on October 13, 2011, is incorporated herein by reference. The Form of 2.500% Senior Note due 2022 is incorporated herein by reference to Exhibit 4.2 hereto. The Board of Directors’ resolutions allowing the officers of the Company to establish the form and the terms of the 2.500% Senior Notes due 2022 are incorporated herein by reference to Exhibit 4.6 hereto.

1.750% Senior Notes due 2021

The descriptions under the heading “Description of Notes” relating to the Company’s 1.750% Senior Notes due 2021 in the Prospectus Supplement dated April 23, 2014 and under the heading “Description of Debt Securities” in the accompanying Prospectus dated October 13, 2011 included in the Company’s Registration Statement on Form S-3, File No. 333-177307, filed with the Commission on October 13, 2011, is incorporated herein by reference. The Form of 1.750% Senior Note due 2021 is incorporated herein by reference to Exhibit 4.3 hereto. The Board of Directors’ resolutions allowing the officers of the Company to establish the form and the terms of the 1.750% Senior Notes due 2021 are incorporated herein by reference to Exhibit 4.7 hereto.

2.625% Senior Notes due 2026

The descriptions under the heading “Description of Notes” relating to the Company’s 2.625% Senior Notes due 2026 in the Prospectus Supplement dated April 23, 2014 and under the heading “Description of Debt Securities” in the accompanying Prospectus dated October 13, 2011 included in the Company’s Registration Statement on Form S-3, File No. 333-177307, filed with the Commission on October 13, 2011, is incorporated herein by reference. The Form of 2.625% Senior Note due 2026 is incorporated herein by reference to Exhibit 4.4 hereto. The Board of Directors’ resolutions allowing the officers of the Company to establish the form and the terms of the 2.625% Senior Notes due 2026 are incorporated herein by reference to Exhibit 4.7 hereto.

0.875% Senior Notes due 2028

The descriptions under the heading “Description of Notes” relating to the Company’s 0.875% Senior Notes due 2028 in the Prospectus Supplement dated July 11, 2016 and under the heading “Description of Debt Securities” in the accompanying Prospectus dated July 25, 2014 included in the Company’s Registration Statement on Form S-3, File No. 333-197640, filed with the Commission on July 25, 2014, is incorporated herein by reference. The Form of 0.875% Senior Note due 2028 is incorporated herein by reference to Exhibit 4.5 hereto. The Board of Directors’ resolutions allowing the officers of the Company to establish the form and the terms of the 0.875% Senior Notes due 2028 are incorporated herein by reference to Exhibit 4.7 hereto.

Item 2.	Exhibits.

In accordance with the Instructions as to Exhibits for Form 8-A, copies of all constituent instruments defining the rights of the holders of each class of Debt Securities are filed as exhibits hereto.

Exhibit No.	Description
4.1	Indenture dated May 21, 2007 between PepsiCo, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, incorporated herein by reference to Exhibit 4.3 to PepsiCo, Inc.’s Registration Statement on Form S-3 (Registration No. 333-154314) filed with the Commission on October 15, 2008.
4.2	Form of 2.500% Senior Note due 2022, incorporated herein by reference to Exhibit 4.1 to PepsiCo, Inc.’s Current Report on Form 8-K filed with the Commission on October 30, 2012.
4.3	Form of 1.750% Senior Note due 2021, incorporated herein by reference to Exhibit 4.1 to PepsiCo, Inc.’s Current Report on Form 8-K filed with the Commission on April 28, 2014.
4.4	Form of 2.625% Senior Note due 2026, incorporated herein by reference to Exhibit 4.2 to PepsiCo, Inc.’s Current Report on Form 8-K filed with the Commission on April 28, 2014.
4.5	Form of 0.875% Senior Note due 2028, incorporated herein by reference to Exhibit 4.1 to PepsiCo, Inc.’s Current Report on Form 8-K filed with the Commission on July 18, 2016.
4.6	Board of Directors Resolutions Authorizing PepsiCo, Inc.’s Officers to Establish the Terms of the 2.500% Senior Notes due 2022, incorporated herein by reference to Exhibit 4.3 to PepsiCo, Inc.’s Current Report on Form 8-K filed with the Commission on May 6, 2011.

4.7	Board of Directors Resolutions Authorizing PepsiCo, Inc.’s Officers to Establish the Terms of the 1.750% Senior Notes due 2021, the 2.625% Senior Notes due 2026 and the 0.875% Senior Notes due 2028, incorporated herein by reference to Exhibit 4.4 to PepsiCo, Inc.’s Current Report on Form 8-K filed with the Commission on February 28, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 7, 2018	PEPSICO, INC.

	By:	/s/ Cynthia A. Nastanski
	Name:	Cynthia A. Nastanski
	Title:	Senior Vice President, Corporate Law and Deputy Corporate Secretary